Exhibit 99.2
News Release

FOR IMMEDIATE RELEASE	Media contacts:

March 3, 2022	Kim Ancin
Kimberly.ancin@verizon.com
908-801-0500

Verizon 5G Ultra Wideband expected to cover
175 million people by the end of 2022

Company outlines multiple paths to growth to drive four percent service and other revenue growth in 2024 and beyond
Announces ultra innovations with new content and entertainment hub, strikes strategic partnership with Meta, launches new private networking solution for business customers
What you need to know:
•Verizon expects to generate service and other revenue growth of at least 4 percent in 2024 and beyond and to lower capital intensity to below 12% in 2024; and will now consider share buybacks when the company reaches a 2.25x leverage ratio
•More than 175 million people expected to be covered with 5G Ultra Wideband by year-end 2022
•Announces new offering +play, a direct-to-consumer platform featuring Netflix and other content partners
•Expands Private Networking Solutions as gateway to Private Mobile Edge Compute

•Plans to increase broadband penetration with subscriber growth in Fixed Wireless
•First-of-its-kind strategic partnership with Meta, a step to understanding the foundational requirements for metaverse applications
NEW YORK, N.Y. -- Verizon Communications Inc. (NYSE, Nasdaq: VZ) today announced an acceleration in availability of its market-leading 5G Ultra Wideband network to an expected 175 million people by year-end 2022. This new fast tracked timeline is made possible by the incredible pace of deployment achieved by Verizon’s network engineering team.
At the company’s Investor Day 2022, the leadership team outlined its vision and strategy, powered by its leading 5G network and the source for the company’s growth over the next several years. As the world continues to transition to a more hybrid work environment and is increasingly mobile, the new currency will be ultra-fast, ultra-reliable connectivity, creating new markets and ushering in the 5G economy. The company’s Network-as-a-Service strategy was built to drive the 5G economy through an ever-expanding volume of services and technologies that are enabled by 5G Ultra Wideband’s capacity to connect to a massive number of devices at high speed.
The company outlined multiple paths to growth: 5G Mobility, Nationwide Broadband, Mobile Edge Compute (MEC) and business solutions, the Value Market and Network Monetization, stating expectations that it will drive 4 percent service and other revenue growth for the company in 2024 and beyond.
“Through our deliberate strategy of investment and divestment we have already significantly increased the size of our addressable market which, over the next 5 years, should grow an additional $120B. We chose a strategy where we not only participate in a much larger market but also a market where we are in the leading position in our paths to growth,” said Hans Vestberg, Verizon Chairman and CEO. “Verizon's transformative technology and Network-as-a-Service platform is what enables the 5G Economy and makes us the partner of choice for key customers and applications providers. Our high-capacity, low-latency network delivers a superior, unmatched experience that will enable all of our stakeholders to live, work and play in new and amazing ways for years to come.”
Vestberg went on to say, “Verizon’s networks power a future-proof strategy, built on strong trends in Mobility, Broadband and Cloud. We imagined a world of hyper-connectivity and massive capacity, knowing it would inspire innovation and new use cases. We see immense momentum today and what has us most excited is that we know that our network will support use cases that have not yet even been imagined.”

Optimizing the Metaverse with Verizon’s 5G Network

Over the next decade, the metaverse will enable immersive, interconnected and interoperable digital spaces to help people connect in ways not yet possible. These metaverse experiences will be delivered across all screens, at home, at work, and on the go and customers will want to have those experiences on the industry’s leading 5G network. That is why Verizon unveiled a first-of-its-kind strategic partnership with Meta that aims to couple Verizon’s 5G Ultra Wideband network and edge compute capabilities with Meta’s technologies to understand the foundational requirements for metaverse applications. The collaboration will explore how Verizon’s mobile edge compute infrastructure can deliver intensive XR cloud rendering and low latency streaming, which are core capabilities needed for metaverse applications.
•The metaverse is the next evolution in online social technology, enabling immersive, interconnected and interoperable digital spaces over the next decade that represent the evolution of the internet from how it exists today. Innovations that enable the next generation of fixed and mobile connectivity are critical pieces to make the metaverse a reality.
•Verizon and Meta are also exploring a range of metaverse opportunities from the future of hybrid work/collaboration to metaverse-related consumer experiences.
Introducing +play, a new ultra innovation content hub exclusive to Verizon customers, coming later this year
Verizon announced +play (plus play), exclusive to Verizon customers. This unique, direct-to-consumer platform allows users to discover, purchase and manage some of their favorite subscriptions across entertainment, audio, gaming, fitness, lifestyle and more – ALL in one place. +play builds on the content Verizon already offers through leading providers including Disney+, Hulu, ESPN+, discovery+ and AMC+, all of whom are featured in the new service, and introduces new partners, including Netflix, Peloton, Live Nation’s Veeps, WW International, Inc., A+E Networks, The Athletic, Calm, Duolingo, and TelevisaUnivision’s Vix+, among many others.

•Limited trials of +play will begin at the end of this month with an expected commercial launch later this year. Verizon expects the product to generate significant new revenues from subscription purchases, increase customer loyalty and improve its market-leading retention rates.

Expands private networking solutions as gateway to ultra-private mobile edge compute

With traditional wireless technology solutions, organizations are often left with coverage gaps, fractured security and inconsistent service quality that leads to costly downtime and lower productivity. To solve this problem for its customers, Verizon Business announced a new, cost competitive, turn-key private networking solution with Celona, that will accelerate the use of private 5G to support a new generation of business initiatives. Together, Verizon and Celona will offer one solution with a common relationship, contract, support center and implementation team.
•The solution will benefit small, mid-market and enterprise businesses that are looking to quickly deploy a private network that is built on cloud-first architecture, utilizing plug-and-play ingredients, self-organizing wireless and AI for app intelligence.
•The offer will also help businesses expedite bringing private 5G applications to market, streamlining costs and mitigating operational challenges.
•This solution simplifies the customer experience and gives customers the ability to effectively scale their connectivity, and will also lower the cost barrier for developers, opening new pathways for them to test innovative and transformative applications.

Verizon’s On Site LTE and 5G solution provides customers a private and secure on-premises cellular wireless network on which to run critical business applications and operations.

Verizon customers can now use a Celona LAN to deploy the private core on-premise, or on any private or public cloud.

Ultra C-Band acceleration drives additional subscriber growth in nationwide broadband

The expansion of Verizon’s C-Band coverage provides additional growth opportunities in nationwide broadband with over 150,000 net additions expected for fixed wireless access alone in the first quarter of 2022.

As the company continues to expand its 5G network over the next few years, it plans to:
•Significantly expands its fixed wireless coverage of households and businesses, disrupting an existing market and capturing share; becoming its second largest contributor to revenue growth.
•Cover 50 million households and 14 million businesses, and have 4 to 5 million total fixed wireless subscribers by year end 2025.

Accelerating Revenue and Cash Flow Growth

With the benefit of the accelerated C-Band deployment, new products, services and partnerships described above, Verizon expects to generate service and other revenue growth of approximately three percent in 2022, excluding the net impact of the sale of Verizon Media and the company's ownership of TracFone; at least three percent in 2023; and four percent in 2024 and beyond. Coupled with anticipated reduced capital intensity to below 12 percent in 2024 following the conclusion of the initial C-Band build, the company expects faster growth in free cash flow and a resulting step down in leverage.

CFO Matt Ellis stated that Verizon will consider share buybacks when the company reaches a 2.25x net unsecured debt/adjusted EBITDA leverage ratio, slightly above its long-term target range of 1.75x-2.0x.

“Our capital allocation priorities are unchanged: Investment in the business, commitment to the dividend, a strong balance sheet and share repurchases, in that order,” Ellis said. “Our diverse growth opportunities, combined with our unmatched assets and proven track record of execution, position us well for the future. Our expected strong cash flow provides additional optionality, and we look forward to continuing to deliver for all of our stakeholders.”
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Verizon Communications Inc. (NYSE, Nasdaq: VZ) was formed on June 30, 2000 and is one of the world’s leading providers of technology and communications services. Headquartered in New York City and with a presence around the world, Verizon generated revenues of $133.6 billion in 2021. The company offers data, video and voice services and solutions on its award-winning networks and platforms, delivering on customers’ demand for mobility, reliable network connectivity, security and control.
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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “forecasts,” “plans” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: cyber attacks impacting our networks or systems and any resulting financial or reputational impact; damage to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions or terrorist attacks and any resulting financial or reputational impact; the impact of public health crises, including the COVID-19 pandemic, on our operations, our employees and the ways in which our customers use our networks and other products and services; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors, the COVID-19 pandemic or the potential impacts of global climate change; material adverse changes in labor matters and any resulting financial or operational impact; the effects of competition in the markets in which we operate; failure to take advantage of developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

Non-GAAP Reconciliation

Free Cash Flow Forecast
(dollars in billions)
Unaudited	12 Mos. Ended 12/31/23

Net Cash Provided by Operating Activities Forecast	$ 39.5 to $ 41.5
Capital expenditures (including capitalized software) forecast	(19.5)
Free Cash Flow Forecast	$ 20 to $ 22